 Palatin Technologies 8-K

Exhibit 99

FOR RELEASE May 14, 2012 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Third Quarter Fiscal Year 2012 Results;

Teleconference and Webcast to be held on May 14, 2012

CRANBURY, NJ – May 14, 2012 – Palatin Technologies, Inc. (NYSE Amex: PTN) a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its third quarter ended March 31, 2012. Palatin reported a net loss of $6.0 million, or $(0.17) per basic and diluted share, for the quarter ended March 31, 2012, compared to a net loss of $3.8 million, or $(0.17) per basic and diluted share, for the same period in 2011.

The increase in net loss for the quarter ended March 31, 2012, compared to the same period last fiscal year, is mainly attributable to costs related to Palatin’s ongoing Phase 2B clinical trial with bremelanotide for Female Sexual Dysfunction (FSD), which commenced in June 2011.

REVENUE

Revenues for the quarter ended March 31, 2012 were $23,996, compared to $61,294 for the quarter ended March 31, 2011. Revenue consists of contract revenue under its collaboration agreement with AstraZeneca.

COSTS AND EXPENSES

Total operating expenses for the quarter ended March 31, 2012 were $6.1 million compared to $2.7 million for the comparable quarter of 2011. The increase in operating expenses for the quarter was primarily due to costs related to Palatin’s ongoing Phase 2B clinical trial with bremelanotide for FSD.

CASH POSITION

Palatin’s cash and cash equivalents as of March 31, 2012 were $8.8 million and current liabilities were $3.4 million. Cash and cash equivalents as of June 30, 2011 were $18.9 million with current liabilities of $2.8 million.

Palatin believes, based on its current operating plan, that its cash and cash equivalents at March 31, 2012, will be sufficient to fund its operations through March 31, 2013.

CONFERENCE CALL / WEBCAST

Palatin will host a conference call and webcast on May 14, 2012 at 11:00 a.m. Eastern time to discuss the results of operations in greater detail and an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-264-8945 (domestic) or 1-913-312-0724 (international) pass code 8113465. The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephoneand webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 8113465. The webcast and telephone replay will be available through May 21, 2012.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin's website at http://www.palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, clinical trials and clinical trial results, collaborations with others, potential collaborations or agreements on its product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons, including, but not limited to, results of clinical trials, regulatory actions by the Food and Drug Administration and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:

Stephen T. Wills, CPA, MST

Chief Operating Officer / Chief Financial Officer

Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:

Carney Noensie, Burns McClellan

Vice President, Investor Relations

Tel: (212) 213-0006 / cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.

and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011

REVENUES:
Contract	$23,996	$61,294	$62,705	$472,849
Grant	—	—	—	846,768
Total revenues	23,996	61,294	62,705	1,319,617

OPE RATING EXPENSES:
Research and development	4,705,662	1,722,432	9,683,112	7,159,634
General and administrative	1,344,861	955,547	3,473,990	3,226,798
Total operating expenses	6,050,523	2,677,979	13,157,102	10,386,432

Loss from operations	(6,026,527)	(2,616,685)	(13,094,397)	(9,066,815)

OTHER INCOME (EXPENSE):
Investment income	5,955	18,982	28,229	72,342
Interest expense	(1,830)	(1,974)	(6,650)	(5,607)
Increase in fair value of warrants	—	(1,257,691)	—	(1,257,691)
Gain on sale of securities	—	58,956	—	119,346
Gain (loss) on sale of supplies
and equipment	1,700	(7,466)	4,700	(5,666)
Total other income (expense)	5,825	(1,189,193)	26,279	(1,077,276)

Loss before income taxes	(6,020,702)	(3,805,878)	(13,068,118)	(10,144,091)
Income tax benefit	—	—	1,068,233	637,391

NET LOSS	$(6,020,702)	$(3,805,878)	$(11,999,885)	$(9,506,700)

Basic and diluted net loss per common share	$(0.17)	$(0.17)	$(0.34)	$(0.65)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	34,900,591	22,832,109	34,900,591	14,669,131

PALATIN TECHNOLOGIES, INC.

and Subsidiary

Consolidated Balance Sheets

(unaudited)

	March 31, 2012	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$8,770,249	$18,869,639
Accounts receivable	16,600	131,149
Prepaid expenses and other current assets	673,393	261,947
Total current assets	9,460,242	19,262,735

Property and equipment, net	583,211	1,305,331
Restricted cash	350,000	350,000
Other assets	59,233	254,787
Total assets	$10,452,686	$21,172,853

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations	$21,856	$34,923
Accounts payable	557,902	496,908
Accrued compensation	80,728	374,094
Unearned revenue	—	46,105
Accrued expenses	2,776,391	1,854,007
Total current liabilities	3,436,877	2,806,037

Capital lease obligations	25,638	42,186
Deferred rent	81,981	132,855
Total liabilities	3,544,496	2,981,078

Stockholders' equity:
Preferred stock of $.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of March 31, 2012 and June 30, 2011, respectively	50	50
Common stock of $.01 par value – authorized 100,000,000 shares; issued and outstanding 34,900,591 shares as of March 31, 2012 and June 30, 2011, respectively	349,006	349,006
Additional paid-in capital	240,549,126	239,832,826
Accumulated deficit	(233,989,992)	(221,990,107)
Total stockholders’ equity	6,908,190	18,191,775
Total liabilities and stockholders’ equity	$10,452,686	$21,172,853